EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2010, I, Marcus Y. Smith, Senior Vice President and Chief Financial Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ MARCUS Y. SMITH
Marcus Y. Smith
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

March 16, 2011